UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2023

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

(a)

On August 4, 2023, Bionano Genomics, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), with the office of the Secretary of State of the State of Delaware to effect a reverse stock split at a ratio of 1:10 (the “Charter Amendment”). The Charter Amendment was authorized by the stockholders of the Company at the Company’s Annual Meeting of Stockholders held on June 14, 2023 (the “2023 Annual Meeting”).

Pursuant to the Charter Amendment, effective at 5:00 p.m. Eastern Time on August 4, 2023 (the “Effective Time”), every ten shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units and warrants outstanding at the Effective Time, which will result in a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s Amended and Restated 2006 Equity Compensation Plan, 2018 Equity Incentive Plan, as amended, 2018 Employee Stock Purchase Plan, and 2020 Inducement Plan, as amended, immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the reverse stock split results in any stockholder owning only a fractional share).

The Company’s common stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis when the market opens on August 7, 2023. The new CUSIP number for the Company’s common stock following the reverse stock split will be 09075F305.

The foregoing description is qualified in its entirety by the Charter Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2023, prior to the Company’s filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the office of the Secretary of State of the State of Delaware with respect to the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), following the automatic redemption of all outstanding shares of Series A Preferred Stock after the conclusion of the 2023 Annual Meeting. The Certificate of Elimination (i) eliminated the previous designation of one (1) share of Series A Preferred Stock from the Restated Certificate, which was not outstanding at the time of filing, and (ii) caused such share of Series A Preferred Stock to resume its status as an authorized but unissued and non-designated share of preferred stock.

The foregoing description is qualified in its entirety by the Certificate of Elimination, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Bionano Genomics, Inc.
3.2	Certificate of Elimination of Series A Preferred Stock
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: August 4, 2023	By:	/s/ R. Erik Holmlin
R. Erik Holmlin, Ph.D. President and Chief Executive Officer (Principal Executive Officer)